Exhibit 99.1

Serina Therapeutics Announces Completion of Merger with AgeX Therapeutics

■	Shares of Serina to commence trading on NYSE American under the ticker symbol “SER” on March 27, 2024
■	Lead candidate SER-252, POZ-apomorphine preclinical studies anticipated to be completed in the fourth quarter of 2024; IND submission to the FDA for the initiation of a Phase I clinical trial planned for 2025

HUNTSVILLE, March 26, 2024 (GlobeNewswire) – Serina Therapeutics (NYSE American: SER), a clinical-stage biotechnology company developing a pipeline of therapies for the treatment of Parkinson’s Disease and other neurological diseases, today announced the closing of its previously announced merger with a wholly-owned subsidiary of AgeX Therapeutics, Inc. The combined company will operate under the name Serina Therapeutics and will trade on the NYSE American market under the ticker symbol “SER” effective with the open of business on Wednesday, March 27, 2024. The new CUSIP number for the combined company following the merger is 81751A108.

Serina Board Chair J. Milton Harris, Ph.D., stated, “This merger is the culmination of years of work on the part of the Serina team and enables us to move our lead polyoxazoline-drug conjugate into clinical trials. We will endeavor to advance additional clinical candidates, further develop our LNP and ADC platforms, and look forward to presenting the Serina opportunity to a new investor audience.”

Serina will focus on the advancement of its lead drug candidate, SER-252 (POZ-apomorphine) for the treatment of advanced Parkinson’s Disease through pre-clinical studies towards the goal of an investigational new drug submission or “IND” to the Food and Drug Administration for the initiation of a Phase I clinical trial during the fourth quarter of 2024.

The management team of the combined company is led by Steven Ledger as Interim Chief Executive Officer. Following the reverse stock split and closing of the merger, there will be approximately 10.1 million shares of the combined company’s common stock outstanding on a fully-diluted basis, excluding warrants, with prior Serina shareholders owning approximately 75% and prior AgeX shareholders owning approximately 25%.

Bradley Arant Boult Cummings LLP provided legal counsel to Serina. Gibson, Dunn & Crutcher LLP provided legal counsel to AgeX.

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and pain. Serina’s POZ PlatformTM delivery technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs, enabling the potential of certain challenging small molecules, while addressing the limitations of polyethylene glycol (“PEG”) and other biocompatible polymers. Serina’s POZ PlatformTM partners are at the forefront in advancing LNP delivery technology to develop novel RNA therapeutics.

Serina’s lead candidate, SER-252 (POZ-apomorphine), has entered IND-enabling preclinical studies that were initiated in August 2023 and are anticipated to be completed in the fourth quarter of 2024. Serina intends to advance SER 252 into Phase I clinical trials in 2025 for patients with advanced Parkinson’s disease. Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.

About the Pipeline of Product Candidates

Serina’s business is largely focused on the development of a wholly-owned pipeline of POZ-enabled drug candidates for central nervous system (CNS) indications, including Parkinson’s disease, epilepsy, and pain. A key element of Serina’s strategy is to use and expand its POZ Platform drug delivery technology to build a pipeline of product candidates and progress these product candidates through preclinical and clinical development for the treatment of various diseases.

About SER-252 (POZ-apomorphine)

SER 252 (POZ-apomorphine) is a POZ conjugate of the potent dopamine agonist apomorphine being developed for the treatment of Parkinson’s disease and is in preclinical development. SER 252 is designed to provide continuous dopaminergic stimulation (CDS) via a subcutaneous injection delivered one to two times per week. The treatment of advanced Parkinson’s disease relies on multiple therapies, including levodopa (L-DOPA), compounds that inhibit the breakdown of L-DOPA in the brain (catechol-O-methyl transferase, or COMT; for example, opicopone), dopamine agonists (transdermal rotigotine; for example, NeuproTM) and others. L-DOPA in escalating doses is the mainstay of therapy for advanced Parkinson’s Disease but is also the proximate cause of levodopa-induced dyskinesias (LIDS), one of the most troubling complications of prolonged high dose L-DOPA therapy. Approximately 90% of Parkinson’s disease patients who use L-DOPA for ten years will develop irreversible LIDS. An infusion therapy known as Apo-go (apomorphine) is available in the European Union, or EU, but is not yet available in the United States. Apo-go must be administered as a 12–16-hour continuous infusion through an electronic pump and a standard insulin infusion set. While effective in reducing daily “OFF” time, and simultaneously increasing daily “ON” time without troublesome dyskinesia, its use frequently requires a healthcare provider to connect the device and infusion set each day and remove it at night. “OFF” time refers to the time period the patient is unable to perform routine daily activities. “ON” time refers to those periods where the patient is able to perform routine daily activities. Apo-go administration is accompanied by significant skin reactions in approximately 40% of patients, often leading to permanent scarring (nodules) on the abdomen. Serina’s preclinical studies in monkeys suggest SER 252 may be administered as a single subcutaneous injection twice a week, provides continuous delivery of apomorphine and has no skin liabilities. Its use is designed to be administered in the convenience of the patient’s home without the need for a healthcare provider. Serina believes that SER 252 may allow some patients to titrate completely off L-DOPA, thus simultaneously addressing the LIDS that is associated with its prolonged use.

In early 2018, Serina initiated work on developing a polymer conjugate of apomorphine that could be delivered as a subcutaneous injection that is devoid of any skin reactions. The first step was attachment of apomorphine to the polymer. The chemistry of attachment and controlled release required attachment of ester-linked groups to both of the hydroxyl groups in apomorphine; one ester linkage attaches the apomorphine to the polymer backbone (linking group) and the other ester linkage caps the second hydroxyl (capping group). In the course of these studies, Serina discovered that the rate-limiting step in the release of apomorphine from the polymer was the release of the “capping linker.” After three and a half years of dedicated efforts to control the release kinetics of apomorphine, Serina identified SER 252 as the IND candidate. Importantly, SER 252 provides linear dose kinetics when administered in preclinical multi-dose studies in monkeys.

Although studies in humans are required for confirmation, Serina conducted a simulation of human PK based on the results from its preclinical studies in monkeys. The PK parameters of SER 252 in monkeys were modeled with a standard one-compartment fit of the data with V/F (volume of distribution) derived from imputed data from NeuroDerm, Ltd. published human PK on ND0701, an apomorphine product being developed by NeuroDerm; the V/F was 13 L/kg. The simulation demonstrated that doses from 0.25 mg eq Apo/kg to 1 mg eq Apo/kg would cover the PK profile of Apo-go and provide a range of doses that Serina intends to evaluate in early studies in humans.

About the POZ PlatformTM

Serina’s proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline). Serina’s POZ technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via subcutaneous injection. The therapeutic agents in Serina’s product candidates are typically well-understood and marketed drugs that are effective but are limited by pharmacokinetic profiles that can include toxicity, side effects and short half-life. Serina believes that by using POZ technology, drugs with narrow therapeutic windows can be designed to maintain more desirable and stable levels in the blood.

Serina’s POZ platform delivery technology has potential for use across a broad range of payloads and indications. Serina intends to advance additional applications of the POZ platform via out-licensing, co-development, or other partnership arrangements, including the non-exclusive license agreement with Pfizer, Inc. to use Serina’s POZ polymer technology for use in lipid nanoparticle drug (LNP) delivery formulations.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the anticipated effects of the merger and related timing, the combined company’s planned preclinical and clinical programs, including planned clinical trials, the potential of the combined company’s product candidates, the expected trading of the combined company’s stock on the NYSE American under the ticker symbol “SER,” management of the combined company and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. All forward-looking statements are based on assumptions or judgments about future events and economic conditions that may or may not be correct or necessarily take place and that are by their nature subject to significant risks, uncertainties and contingencies. You are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Statements that contain words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements are intended to be covered by the safe-harbor provisions of the PSLRA.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. The merger could cause additional risks, including risks associated with conducting clinical trials of Serina product candidates and obtaining Food and Drug Administration or other regulatory approvals to market product candidates, including risks with respect to the timing of initiation of Serina’s planned clinical trials, the timing of the availability of data or other results from clinical trials, and the timing of any planned investigational new drug application or new drug application; risks associated with the combined company’s ability to identify additional products or product candidates with significant commercial potential; risks associated with the combined company’s ability to protect its intellectual property position; product liability risks; the risk that the cash balance of the combined company following the closing of the merger will be lower than expected or reduced; the risk that the combined company’s anticipated sources and related timing of financing following the closing of the merger will not provide proceeds necessary to fund the operations of the combined company for as long as anticipated; risks associated with the combined company’s estimates regarding future revenue, expenses, capital requirements, and need for additional financing following the merger; risks associated with the ability of the combined company to remain listed on the NYSE American; the risk that products may not be successfully commercialized or that the combined company might not otherwise be able to generate sufficient revenues to operate at a profit; potential adverse changes to business or employee relationships, including those resulting from the announcement or completion of the merger; the ability of Serina to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers; risks associated with the combined company’s ability to successfully collaborate with Serina’s existing collaborators or enter into new collaborations, or to fulfill its obligations under any such collaboration agreements; risks associated with the combined company’s commercialization, marketing and manufacturing capabilities and strategy; risks associated with competition and developments in the industry in which the combined company will operate; the impact of world health events, including the COVID-19 pandemic and any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and the combined company’s ability to meet guidance, market expectations, and internal projections. The effects of many of such factors are difficult to predict and may be beyond the combined company’s control.

New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the merger, are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, in the proxy statement/prospectus/information statement that is included in the registration statement on Form S-4 (File No. 333-275536) that was filed with the SEC and the company’s periodic reports and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Serina as of the date of this release. The company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law.

Investor Contact

Steven Ledger

Interim Chief Executive Officer

(256) 327-9630

investor.relations@serinatherapeutics.com